                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, entered into as of March 29, 2001, among CORE, INC., a Massachusetts corporation (hereinafter called "CORE"), Disability Reinsurance Management Services, Inc., a Delaware corporation ("DRMS"), a wholly owned subsidiary of CORE, and James T. Fallon of Yarmouth, Maine (hereinafter called "Executive").

         WHEREAS, Executive is presently an officer of CORE and an employee and officer of DRMS;

         WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the "Merger Agreement"), among Fortis, Inc., a Nevada corporation ("Fortis"), Core Merger Sub, Inc., a Massachusetts corporation ("Merger Corp.") and CORE, dated as of March 29, 2001, CORE will become a wholly owned subsidiary of Fortis; and

         WHEREAS, Executive had entered into an Employment Agreement with DRMS, dated August 21, 1998, as amended by amendments dated as of January 1, 2000 and as of September 30, 2000 (collectively, the "Original Agreement"); and

         WHEREAS, in connection with the Merger Agreement, CORE, DRMS and Executive each desire to enter into this Amended and Restated Employment Agreement concerning Executive's continuing employment with DRMS and his responsibilities for the day to day business, operations and affairs of CORE, as a subsidiary of Fortis, and each of CORE's subsidiaries;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is acknowledged by all parties hereto, CORE, DRMS and Executive agree as follows:

         1. EMPLOYMENT. DRMS will employ Executive, and Executive will serve as President of CORE and as President of DRMS (which positions shall be "co-President" as long as Michael D. Lachance is likewise serving as co-President of such corporation or corporations), all upon the terms and conditions provided herein.

         1-A. EFFECTIVE DATE. The terms and conditions set forth in this Agreement, while binding upon the parties hereto, shall become effective only upon the Closing, as such term is defined in the Merger Agreement, such date being hereinafter referred to as the "Effective Date" of this Agreement. In the event the Merger Agreement is terminated for any reason, Executive will remain subject to the terms and conditions set forth in the Original Agreement.

         2. DUTIES. Executive shall report directly to the Chief Financial Officer (the "CFO") of the Fortis Benefits non-Medical Business Unit located in Kansas City, Missouri, ("FBIC") (the "Supervisor"), and the respective boards of directors of CORE and DRMS, as appropriate. In the event there is a change in the incumbent CFO of FBIC or if there is a material change in the duties required of the CFO of FBIC, the parties shall discuss the implications of such a change on the reporting relationship envisioned by this section and the modifications to such reporting relationship that may be warranted by such change. Based upon such discussion, the Supervisor shall, with the approval of Executive, such approval not to be unreasonably delayed, conditioned or denied, institute appropriate modifications to the reporting relationship envisioned by this section. During any period in which there is not a CFO of FBIC, or any period in which Executive has not approved a modification proposed by FBIC to the reporting relationship, Executive shall report to the President of FBIC, the Senior Vice President of Human Resources of FBIC, the General Counsel of FBIC, or the Chief Information Officer of FBIC, at the discretion of Fortis, who shall be the Supervisor during such time.

         Executive (in conjunction with Michael D. Lachance if he is then serving as co-President of the entity in question) shall be responsible for the day to day business, operations and affairs of CORE and DRMS, including, to the extent the same remain assets of CORE, any other CORE subsidiary or operating division. No other official of CORE or DRMS (except Michael D. Lachance for so long as he continues to serve as co-President of the entity in question shall during the Term have authority equal or superior to that of Executive as President or co-President. It is understood that for a period up to 90 days after the Effective Date, George Carpenter will continue in the position of Chairman and Chief Executive Officer of CORE, which shall not be a violation of this restriction. Executive's duties shall include duties consistent with the office of President as may be delegated to Executive by the Supervisor or respective board of directors of CORE or DRMS as appropriate.

         Executive (in conjunction with Michael D. Lachance if he is then serving as co-President of the entity in question) shall be responsible for the completion, in concert with the Supervisor, of the strategic plans for CORE and DRMS, for so long as he continues to serve as President or co-President of the entity in question.

          During the Term, Executive's principal place of employment and the corporate headquarters of DRMS shall be located in the greater Portland, Maine, area.

         Because Knowledge Transfer and Succession Planning, as defined further in EXHIBIT B attached, are of particular importance to the value of DRMS and CORE, Executive shall devote all reasonable efforts to advance these processes, in accordance with the metrics set for them by the Supervisor as part of the Annual Bonus Structure set out in EXHIBIT B.

         3. TERM. The term of Executive's employment hereunder shall be for the period beginning on the Closing, and ending December 31, 2003 (said period, as it may be extended in accordance with the terms of this Agreement, being the "Term"). Thereafter, the Term of this Agreement shall be extended automatically for an additional period of twelve months, unless pursuant to Section 8, written notice of intent not to extend (which shall be taken to be written notice to terminate for all purposes hereunder effective on the day next following the last day of the Term) is delivered by either party thirty (30) days prior to the scheduled end of the initial or subsequent term. Notwithstanding the scheduled termination dates or extensions thereof, this Agreement is subject to earlier termination as set forth in Section 8 hereof.

         4. COMMITMENT OF EXECUTIVE. During the Term, Executive shall be employed by DRMS on a full-time basis. During the Term, Executive shall not perform work for compensation (except for reimbursement of reasonable expenses approved by CORE or DRMS) within the industries in which CORE, DRMS, any of CORE's subsidiaries, or FBIC are active for any person or entity other than CORE or DRMS without first obtaining the prior written consent of the Supervisor.

         5. COMPENSATION.

                  (a) SALARY. During the Term, DRMS agrees to compensate Executive at the rate of not less than Two Hundred and Fifty Thousand Dollars ($250,000) per annum (a "Base Salary"). Executive's Base Salary shall not be reduced below the greater of this amount or Executive's previous twelve months' payable Base Salary without Executive's consent.

                  (b) PAYROLL POLICIES. Executive's compensation shall be paid in installments pursuant to DRMS's personnel policies, as they may be amended from time to time, less any applicable federal, state or local payroll tax deductions incident on Executive, as well as any voluntary deductions elected by Executive.

                  (c) INCENTIVE AND ANNUAL BONUSES. Executive shall receive incentive and annual bonuses under the terms and conditions described in EXHIBIT B, which is hereby made a part of this Agreement.

         6. ETHICAL CONDUCT. Executive agrees to adhere to all recognized professional ethics and customs, and to avoid all actions or conduct which injures, directly or indirectly, the professional standing and reputation of CORE or DRMS or any of their Affiliates. Executive represents and warrants he is free to enter into this Agreement and that there are no employment contracts, restrictive covenants or other obligations preventing full performance of his duties hereunder.

         7. FRINGE BENEFITS.

                  (a) VACATION. Executive shall be entitled to a vacation period without loss of compensation pursuant to DRMS's personnel policies, as they may be amended from time to time, provided that in no event shall Executive be accorded fewer than twenty-five (25) business days of vacation in any calendar year. In the event that Executive's employment is terminated for any reason prior to the expiration of a complete calendar year, the vacation period to which he is entitled shall be prorated in accordance with DRMS's policies, and he shall receive payment based on the daily rate of his Base Salary on account of any unused vacation days. Executive shall be entitled to carry over the amount of vacation time allowed by DRMS's personnel policies, except that Executive in no event shall be entitled to carry over more than ten (10) days of unused vacation per year.

                  (b) HOLIDAYS. In addition to his vacation time, Executive shall be entitled without loss of compensation to those holidays and floating holidays to which employees of DRMS are entitled under the personnel policies of DRMS.

                  (c) HEALTH CARE COVERAGE. Executive shall be offered a health care benefit package consistent with benefits available to other DRMS employees as now in effect, and as modified hereafter. Should such health care benefit package not include dental care coverage, because Executive and the Supervisor conclude that the benefit package available to DRMS employees shall not include dental care coverage, then Executive's Base Salary as otherwise determined shall be increased by Nine Hundred Dollars ($900.00) per annum.

                   (d) DISABILITY BENEFITS. If Executive is unable to work on account of illness or accidental injury, DRMS agrees to continue Executive's Base Salary (offset by the gross amount of any amounts payable under a DRMS disability or salary continuance program) and fringe benefits for a period at least equal to the number of days required to satisfy the qualifying period for benefits under the long-term disability policy sponsored by DRMS and then in effect. DRMS shall, during the Term, provide Executive at DRMS's expense a long-term disability insurance policy which shall be consistent with the long-term disability insurance policy available to other DRMS employees as now in effect, and as modified hereafter.

                  (e) LIFE INSURANCE. Executive shall be offered the opportunity to purchase life insurance coverage on a group basis, consistent with similar benefits available to other DRMS employees as now in effect, and as modified hereafter.

                  (f) OTHER FRINGE BENEFITS. Executive shall be entitled to additional fringe benefits consistent with the personnel policies of DRMS.

         8. TERMINATION OF AGREEMENT.

                  (a) CAUSE. Executive's employment hereunder may be terminated by DRMS for "Cause". For the purpose of this Agreement, "Cause" means:

                           (i) willful breach or habitual neglect of the duties Executive is required to perform hereunder which are not cured by Executive within thirty (30) days of written notice from CORE or DRMS of such breach or neglect;
                           (ii) any illegal act by Executive injurious to the business or reputation of CORE or any of its Affiliates;
                           (iii) Executive's engagement in gross misconduct injurious to the business or reputation of CORE or any of its Affiliates;

                           (iv) Executive's conviction of any crime which constitutes a felony in the jurisdiction committed (whether or not involving CORE or any of its Affiliates); or

                           (v) a material breach by Executive of any material provision of this Agreement which breach is not cured by Executive within thirty (30) days of written notice from CORE or DRMS of such breach or neglect.

         If DRMS desires to terminate Executive's employment hereunder for Cause, DRMS shall give Executive written notice of the termination date, which may be immediate, and shall specify in said notice the termination provision of the Agreement and the factual basis upon which the termination action is based.

         (b) DISABILITY. Executive's employment hereunder may also be terminated at the election of DRMS in the event that Executive is disabled (as determined under the applicable employer-sponsored long-term disability plan) for a period of at least equal to the number of days required to satisfy the qualifying period for benefits under the long-term disability policy sponsored by DRMS and then in effect). In the event Executive's employment is terminated by DRMS because of such a disability of Executive, DRMS shall give Executive written notice of a termination date, which shall not be less than thirty (30) days subsequent to the date of the notice, and Executive's employment hereunder shall terminate on the termination date as so established by DRMS.

         (c) DEATH. Executive's employment hereunder shall terminate automatically upon the death of Executive.

         (d) EFFECT OF TERMINATION FOR CAUSE, DISABILITY OR DEATH. If Executive's employment terminates pursuant to Section 8(a), 8(b), or 8(c), DRMS shall pay Executive his Base Salary, earned but unpaid bonus (if any), accrued but unpaid holiday pay, and accrued and unused vacation time through the date of termination of Executive's employment at the rate or rates then in effect, and DRMS shall have no further compensation-related obligations to Executive under this Agreement, except for benefits expressly provided in Section 8(d), and for continuation of benefits required of DRMS by applicable law.

         (e) TERMINATION WITHOUT CAUSE. DRMS may terminate Executive's employment without cause by giving written notice to Executive at least thirty
(30) days prior to the termination date, in which event Executive shall be entitled to the following payments:

                  (i) all amounts accrued and unpaid to Executive through the termination date, including but not limited to unpaid Base Salary, earned but unpaid bonuses (if any), accrued but unpaid holiday pay, and accrued but unused vacation time); and
                  (ii)     Severance Benefit as described in clause (h) below;
                           and
                  (iii)    Deemed Bonus as described in clause (i) below.

         Notwithstanding the requisite thirty (30) day notice period, DRMS may elect to have Executive cease providing services hereunder either immediately or at another date prior to the termination date, provided DRMS pays Executive those amounts required in Section 8(e)(i) through (iii) above.

         (f) VOLUNTARY TERMINATION FOR GOOD REASON. Executive may terminate Executive's employment for Good Reason by giving written notice to the Supervisor at least thirty (30) days prior to the termination date, and specifying the events or circumstances that Executive believes constitute Good Reason. Within ten (10) business days following Supervisor's receipt of Executive's notice of termination pursuant to this clause (f), Supervisor, on behalf of the Board of Directors of DRMS, may (as the exclusive method for contesting the existence of Good Reason) give Executive notice stating that DRMS does not agree that Good Reason exists, in which event the existence or non-existence of Good Reason shall be determined by arbitration under Section
11. If DRMS does not contest the existence of Good Reason, or if it is decided in arbitration pursuant to Section 11 that Good Reason existed, Executive shall be entitled to the following payments:

                  (i) all amounts accrued and unpaid to Executive through the termination date, including but not limited to unpaid Base Salary, earned but unpaid bonuses (if any), accrued but unpaid holiday pay, and accrued but unused vacation time); and
                  (ii) Severance Benefit as described in Section 8(h) below and
                  (iii)    Deemed Bonus as described in Section 8(i) below.

Following the Supervisor's receipt of Executive's notice of termination, DRMS may elect to have Executive cease performance of services hereunder either immediately or at another date prior to the termination date, in which event the termination date shall be the earlier of thirty (30) days from the date of such receipt or the termination date set forth in Executive's notice of termination.

If DRMS contests the existence of Good Reason, it shall nonetheless pay the amounts required in Section 8(f)(i) above pending the outcome of arbitration. If it is decided in arbitration pursuant to Section 11 that Good Reason did not exist, Executive's termination shall be considered a voluntary termination without Good Reason and amounts paid under Section 8(f)(i) shall be satisfaction in full for amounts due under Section 8(g).

         (g) VOLUNTARY TERMINATION WITHOUT GOOD REASON. Executive may terminate Executive's employment without Good Reason by giving written notice to the Supervisor at least thirty (30) days prior to the termination date, in which event Executive shall be entitled to the amount set out in Section 8(f)(i) above.

Following the Supervisor's receipt of Executive's notice of termination, DRMS may elect to have Executive cease providing services hereunder either immediately or at another date prior to the termination date, in which event the termination date shall be the earlier of thirty (30) days from the date of such receipt or the termination date set forth in Executive's notice of termination.

         (h) SEVERANCE BENEFITS. "Severance Benefits" means continuation of Base Salary as in effect on the date of termination and health care coverage for twelve (12) months from the date of such termination. To the extent that such coverage cannot by its terms be continued, Base Salary during the severance period shall be increased on a grossed-up basis (for the effects of federal and applicable state and local income taxes) to compensate Executive for the actual premium costs of obtaining such coverage under COBRA or through non-group insurance, if less. Payments under this Section 8(h) shall be made on a schedule consistent with DRMS's payroll policies and shall be subject to applicable tax deductions and withholdings.

         In the event Executive's employment is terminated by DRMS without cause pursuant to Section 8(e) hereof within 12 months of the Effective Date of this Agreement, then the "twelve (12) months from the date of such termination" in
Section 8(h) shall be revised to read "eighteen (18) months from the date of such termination (provided such Severance Benefits shall be reduced to reflect any salary, consulting fees or other compensation received by Executive for services rendered after one (1) year from the termination date, and further provided, Executive shall timely report to DRMS any such compensation)" .

         (i) DEEMED BONUS. In the event that Executive's date of termination is prior to January 1, 2004, "Deemed Bonus" means the amount of any Incentive Bonus that would have been payable under Section 5(c) hereof if Executive had continued his employment through December 31, 2003. In calculating such Deemed Bonus, it will be presumed that Executive would have earned a "1.0" score on all measures referenced in the Incentive Bonus formulae. In no event shall the Deemed Bonus include the amount of any bonus earned but unpaid as of the date of termination, that is paid subsequent to the date of termination pursuant to the provisions of this Section 8.

          In the event that Executive's date of termination is on or after January 1, 2004, "Deemed Bonus" shall be zero ($0.00).

         (j) GOOD REASON. "Good Reason" means the occurrence (without Executive's express written consent) of any of the following events or circumstances, unless such event or circumstance is corrected by DRMS prior to the date of termination specified in the notice of termination given by Executive in respect thereof:

                  (i) the assignment to Executive of any duties substantially inconsistent with Executive's status as the President or co-President of DRMS, a substantial alteration in the nature or status of Executive's title with DRMS and his responsibilities for the day to day business, operations and affairs of DRMS, as set forth in Sections 1 and 2, or a diminution in Executive's authority with respect to DRMS (however, in no event shall an alteration, whether substantial or not, in the nature or status of

                           Executive's title with CORE and his responsibilities for the day to day business, operations and affairs of CORE or its subsidiaries other than DRMS, or a diminution in Executive's authority with respect to CORE or its subsidiaries other than DRMS, give rise to Good Reason);
                  (ii) any material breach by DRMS of any material provision of this Agreement;
                  (iii) any purported termination by DRMS of Executive's employment which is effected other than as provided in this Agreement;
                  (iv) the requirement that Executive and DRMS's corporate headquarters be based at any office or location other than one within the greater Portland, Maine, area;
                  (v) Michael D. Lachance no longer being employed by DRMS as co-President except as a result of (x) the DRMS's termination of Michael D. Lachance for Cause or (y) Michael D. Lachance's voluntary termination without Good Reason.
                  (vi) Any substantial part of the business or assets of DRMS is no longer owned directly, or through a wholly owned subsidiary, by Fortis.

"Good Reason" shall also mean Executive's voluntary termination on (i) January 1, 2004, (ii) any anniversary thereof, or (iii) such other date subsequent to January 1, 2004 as shall be agreed by all parties to this Agreement.

         9. COVENANT NOT TO COMPETE; NON-SOLICITATION; CONFIDENTIAL INFORMATION.

         (a) In consideration of and as an inducement to DRMS and CORE to enter into this Agreement, Executive shall not, for a period commencing on the Effective Date of this Agreement and ending on the latest of (i) one (1) year after Executive's termination of employment with DRMS, for any reason, (ii) the date through which severance payments are due pursuant to Section 8 above, or
(iii) if the Deemed Bonus is paid in an amount greater than zero ($0.00) pursuant to Section 8(e) or 8(f) above, the last day of the Term (such latest date being referred to as the "Covenant End Date"), serve, directly or indirectly, as an operator, owner, partner, consultant, independent contractor, officer, director, sole proprietor or employee of any firm, company, corporation or entity (other than CORE and its Affiliates) which is engaged within the geographical area of the United States in competition with the businesses of CORE or any of its Affiliates. However, in the event that Executive is serving in such fashion, but for a unit or division of such firm, company, corporation or entity which is not engaged within the geographical area of the United States in competition with the businesses of CORE or any of its Affiliates, then such service shall not violate this Agreement.

         (b) Executive agrees that for a period commencing on the Effective Date of this Agreement and ending on the Covenant End Date:

                  (i) Executive will not directly or indirectly solicit, hire or attempt to hire for any purpose whatsoever (whether as an employee, consultant, advisor, independent contractor or otherwise) any employee or consultant of CORE or any of its Affiliates or any person who was an employee or consultant of any such corporation or corporations (and will not assist any subsequent employer of Executive or related entity or person in taking any such actions);
                  (ii) Executive will not induce or attempt to induce any customer, client, supplier, licensee or other business relation of CORE or any of its Affiliates to cease doing business with CORE or any of its Affiliates or in any way interfere with the relationship or potential relationship between any such customer, client, supplier, licensee or business relation, and CORE or any of its Affiliates; and
                  (iii) Executive shall not solicit or attempt to solicit, or accept business from, any entity which at any time during the twelve month period prior to the date of termination of Executive's employment with DRMS, was a client or customer of CORE or any of its Affiliates for the purpose of doing business with such client or customer in matters that compete with the business of CORE or any of its Affiliates. For the purpose of this covenant, the clients and customers of CORE or any of its Affiliates shall include those entities with which CORE or any of its Affiliates had held discussions or negotiations concerning services of CORE or any of its Affiliates.

         (c) PUBLICLY-HELD STOCK. Nothing herein contained shall prevent Executive from holding or making an investment in:

                  (i) securities listed on a national securities exchange or sold in the over-the-counter market, provided that such investments do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of a corporation which is a competitor of CORE and its Affiliates; or
                  (ii) interests in a mutual fund or other pooled investment vehicle in which Executive has less than a five percent (5%) interest.

         (d) CONFIDENTIAL INFORMATION. Executive has previously executed and delivered to DRMS the DRMS standard non-disclosure agreement with respect to confidential information. Executive hereby re-affirms all his obligations pursuant to the DRMS standard non-disclosure agreement in the form attached hereto as EXHIBIT A, which is hereby made a part of this Agreement.

         (e) INJUNCTIVE RELIEF. Without intending to limit the remedies available to CORE or any of its Affiliates, Executive acknowledges that a breach of any of the covenants contained in this Agreement could result in material irreparable injury to CORE or any of its Affiliates for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, CORE or any of its Affiliates shall be entitled to obtain (i) from a court of competent jurisdiction or by order of a duly appointed arbitrator, a temporary restraining order and/or a preliminary injunction, and (ii) through a final arbitrator's decision, a permanent injunction, in either such case restraining Executive from engaging in any activities prohibited by this Agreement or such other equitable relief as may be required to enforce specifically any of the covenants of this Agreement.

         (f) REASONABLENESS OF RESTRICTIONS. The parties are of the view that the restrictions placed on Executive herein, in the light of all the circumstances are reasonable as to scope, period of time and geographical area. Nevertheless, it is the intent of the parties that this Agreement be enforceable and restrict Executive's activities only to the extent permitted by law. Accordingly, in the event that any provisions in this Agreement shall be determined by arbitrators or by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time over too large a geographic area or range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

         (g) DEFINITION OF "AFFILIATE." For the purposes of this Agreement, "Affiliate" with respect to CORE shall mean Fortis, FBIC, DRMS and all direct and indirect subsidiaries of such entities. "Affiliate" with respect to DRMS shall mean Fortis, FBIC, and all direct and indirect subsidiaries of DRMS, if any.

         10. AVAILABILITY OF RECORDS. During the Term and for a period extending to the later of (i) one (1) year after the expiration or earlier termination of the Term and (ii) July 1, 2004, DRMS and CORE agree to make available to Executive, his executors, administrators or heirs, for inspection on the premises of DRMS or CORE, as applicable, during normal working hours, copies of any records relating to activities while employed by DRMS and which relate to any rights or benefits to which Executive was entitled at the time of his termination of employment. However, upon the termination of this Agreement, Executive shall not be entitled to retain any records or charts of DRMS or CORE in his possession, and shall deliver all such materials to DRMS or CORE, as appropriate, promptly following the effective date of termination.

         11. ARBITRATION. Any controversy or claim arising under or relating to this Agreement, or breach thereof, shall be settled by arbitration in Cumberland County, Maine in accordance with the rules of the American Arbitration Association as in effect from time to time. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         Notwithstanding anything contained in this Section 11, Executive agrees that, in the event of any actual or threatened breach by Executive of his undertakings in Section 9, DRMS or CORE shall be entitled to immediate temporary injunctive and other temporary equitable relief awarded in or in addition to the arbitration as provided herein, which arbitration need not have occurred at the time such relief is sought but shall be subject to modification as necessary to give effect to the arbitrator's final award.

         12. ASSIGNABILITY. This Agreement shall inure to the benefit of the successors and assigns of DRMS and CORE. However, this Agreement is personal to Executive, and he may not assign any of his rights or obligations hereunder.

         13. AMENDMENTS. No amendment of or variation in the terms of this Agreement shall be valid unless made in writing and signed by Executive and duly authorized representatives of DRMS and CORE.

         14. NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, or by overnight delivery, facsimile, telegram or other standard form of telecommunications, or certified or registered mail, postage prepaid, return receipt requested, to the Supervisor at FBIC or his or her last known business address, with a copy to the last known home office of DRMS or CORE, as applicable, or to the last known personal address (in the case of Executive).

         15. RULES OF CONSTRUCTION; HEADING AND VALIDITY. This Agreement shall be constructed in accordance with the laws of Maine.

         The headings contained in this Agreement are for reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

         If any provision of this Agreement or portion of such provision, or the application thereof under any circumstances, is held invalid by final arbitrator's award or final order of a court of competent jurisdiction, the remainder of this Agreement (or the remainder of such provision) and the application thereof under other circumstances shall not be affected by such partial invalidity.

         In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by all the parties. No presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         In the event of any inconsistency between this Agreement and DRMS personnel policies, the terms and provisions of this Agreement shall apply and control.

         The provisions of this Agreement shall survive the termination of this Agreement or of Executive's employment hereunder to the fullest extent required to give effect to the rights and obligations of the parties, including but not limited to the provisions of Sections 8, 9, and 10 hereof, that are to be observed, carried out or performed after such termination.

          16. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and, when effective, supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as are specifically set forth herein. Except as otherwise provided by this Agreement, no supplement, modification, or termination of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party to be bound thereby nor shall a given waiver be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the parties to this Agreement have caused the same to be signed as of the date first above written and effective as of the Effective Date.

                                       CORE, INC.
                                       ("CORE")


                                       By: /s/ George C. Carpenter IV
                                           -------------------------------------
                                            George C. Carpenter IV
                                            Chairman and Chief Executive Officer

                                       DISABILITY REINSURANCE MANAGEMENT
                                       SERVICES, INC. . ("DRMS")


                                       By: /s/ Michael D. Lachance
                                           -------------------------------------
                                            Michael D. Lachance
                                            Managing Director and President



                                       /s/ James T. Fallon
                                           -------------------------------------
                                            James T. Fallon
                                            ("Executive")


ATTACHMENTS AND EXHIBITS

Exhibit A - Non-Disclosure Agreement
Exhibit B - Inventive and Annual Bonuses, including:
                  Schedule of Incentive Bonuses - Primary
                  Schedule of Incentive Bonuses - Trailing
                  Schedule of 2001 Annual Bonus Structure